UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  September 4, 2012

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	21-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111
FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On September 4, 2012, the Board of Directors of Golden Growers Cooperative (the “Cooperative”) approved the engagement of Mr. Scott Stofferahn, age 54, as the Cooperative’s Executive Vice President, Chief Executive Officer and Chief Financial Officer effective October 15, 2012.  Mr. Stofferahn, who is a member of the Cooperative, will be paid an annual guaranteed payment of $135,000 plus a $15,000 benefits allowance.  Mr. Stofferahn and the Cooperative have not entered into an employment agreement.

Since March 2001 Mr. Stofferahn has worked as State Director for North Dakota Senator Kent Conrad.  Prior to that Mr. Stofferahn was the State Executive Director for the North Dakota Farm Service Agency from 1993 to 2001.  Mr. Stofferahn has extensive public service experience including serving in the North Dakota State House of Representatives from 1982 to 1992.  Mr. Stofferahn received his Bachelor of Science Degree from North Dakota State University.

Mr. Dillon will continue as the Cooperative’s Executive Vice President, Chief Executive Officer and Chief Financial Officer until Mr. Stofferahn assumes his position with the Cooperative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	September 4, 2012	/s/ Mark C. Dillon
		By:	Mark C. Dillon
		Its:	Executive Vice President and Chief Executive Officer